FORM OF

Addendum to

Restated Distribution Agreement

between

Lord Abbett Equity Trust

and

Lord Abbett Distributor LLC

Dated: [December 15], 2011 (the “Addendum”)

Lord Abbett Distributor LLC (“Lord Abbett Distributor”) and Lord Abbett Equity Trust (the “Trust”) do hereby agree that the following Series of the Trust are added to the Restated Distribution Agreement made the [15th] day of [December], 2011:

Lord Abbett Calibrated Large Cap Value Fund

Lord Abbett Calibrated Mid Cap Value Fund

For purposes of Section 15(b) of the Act, this Addendum, together with the Restated Distribution Agreement and addenda thereto insofar as they have not been superseded, shall together constitute an underwriting contract of the Trust.

LORD ABBETT EQUITY TRUST

By:
Name: Thomas R. Phillips
Title: Vice President & Assistant Secretary

Attest:

Name: Lawrence B. Stoller
Title: Vice President & Assistant Secretary

LORD ABBETT DISTRIBUTOR LLC By LORD, ABBETT & CO. LLC, its Managing Member

By:
Name: Lawrence H. Kaplan
Title: Member and General Counsel